EXHIBIT 10.61
                                                      Execution Copy


          AMENDMENT NO. 1 TO CANADIAN FIVE-YEAR CREDIT AGREEMENT

     Amendment dated as of March 31, 1998 among International Minerals & Chemical (Canada) Global Limited ("IMC Canada"), IMC Kalium Canada Inc. ("IMC Kalium"), IMC Global Inc. (the "Guarantor"), the Banks listed on the signature pages hereof (the "Banks") and Royal Bank of Canada, as Agent, (the "Agent").

     WHEREAS, IMC Canada, IMC Kalium, the Guarantor, the Banks and the Agent are parties to a Five-Year Canadian Credit Agreement dated as of December 22, 1997 (the "Agreement"); and

     AND WHEREAS, the parties hereto desire to amend the Agreement as specified below;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the sum of $1.00 now paid by each party to the other and for other good and valuable consideration (the receipt and sufficiency which are hereby acknowledged) that parties hereto agree as follows:

1. Definitions; References.

   (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement.

   (b) The following definitions are added to Section 1.1 in their appropriate alphabetical positions.

   "Existing Harris Debt" means Debt of Harris Chemical North America, Inc., a Delaware corporation, under its outstanding $250,000,000 10.25% Senior Secured Discount Notes and its outstanding
   $335,000,000 10.75% Senior Subordinated Notes.

   "Harris Chemical Acquisition" means, collectively, the merger of Harris Chemical Group with and into IMC Merger Sub Inc., a wholly-owned Subsidiary of the Guarantor with Harris Chemical Group as the successor thereto, expected to be consummated on or about March 31, 1998 pursuant to that certain Agreement and Plan of Merger, dated December 11, 1997, by and among the Guarantor, IMC Merger Sub Inc. and Harris Chemical Group, and the acquisition, directly or indirectly, by the Guarantor of all of the outstanding shares of Harris Chemical Australia Pty Limited pursuant to the Sale and Purchase Agreement made as of December 11, 1997, among Prudential

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   Asset Management Asia Limited, DGHA Persons and Trusts named therein, Search Investment NV, Harris Chemical Australia Pty
   Limited, Marsupial L.L.C., Marsupial-II L.L.C., Soda Ash (L) BHD, Manager Shareholders named therein and the Guarantor.

   "Harris Chemical Group" means Harris Chemical Group, Inc., a
   Delaware corporation.

   Effective retroactively from and after December 22, 1997 the definition of "Conversion Date" is deleted.

   The following language is added at the end of the definition of "Guarantor's Credit Agreement ":

   "and the U.S. $1,000,000,000 364-day credit agreement among the Guarantor and the several banks listed therein, Royal Bank of Canada, as documentation agent, The Chase Manhattan Bank and
   NationsBank, N.A., as co-syndication agents, Bank of Montreal as administrative agent, and Morgan Guaranty Trust Company of New York, as senior managing agent dated as of April 1, 1998".

   The word "either" is deleted and the word "any" substituted therefor in the definition of "US Borrower".

2. Guarantor; Mergers and Sale of Assets.

   (a) The word "and" appearing immediately before clause (z) in
       Section 5.2(e)(ii) is hereby deleted.

   (b) The following clause (z) is added to the proviso in Section
       5.2(e)(ii):

    "and (z) the sale of assets acquired in or as a direct result of the Harris Chemical Acquisition."

    Clauses (w), (x), (y) and (z) in Section 5.2(e)(ii) are renamed
    (v), (w), (x) and (y) respectively.

3.  Debt of Subsidiaries.

    (a) The following language is added to the first parenthetical in
        Section 5.2(g) immediately following the word "excluding":

        "(i)Existing Harris Debt at any time until the earlier of (x) November 1, 1998 and (y) the repurchasing or prepayment of such Debt by the Guarantor or by any such Subsidiary of the Guarantor (but not any refinancing thereof) and (ii)"

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     Clauses (i), (ii), (iii) and (iv) in the first parenthetical in
     Section 5.2(g) are renamed (w), (x), (y) and (z) respectively.

     The percentage "20%" in Section 5.2(g) is deleted and "25%" substituted therefor.

4.   Pricing.

     (a) Effective retroactively from and after December 22, 1997 (i)
         Section 1.7 of the Agreement is deleted and (ii) the proviso in the first paragraph of the Pricing Schedule is deleted.

     (b) On the later of (i) the date this Agreement becomes effective in accordance with paragraph 10 hereof and (ii) March 31, 1998, the Borrower shall pay to the Administrative Agent for the account of the Banks accrued amounts payable as a result of Section 4(a) hereof.

5.   Representations and Warranties.

     (a) The Borrowers represent and warrant that as of the date hereof and after giving effect hereto:

     (b) no Default has occurred and is continuing; and

     (c) each representation and warranty of the Borrowers set forth in the Agreement is true and correct as though made on and as of such date.

     (d) The Guarantor represents and warrants that as of the date hereof and after giving effect hereto:

     (e) no Default has occurred and is continuing; and

     (f) each representation and warranty of the Guarantor set forth in the Agreement is true and correct on and as of such date.

     Confirmation of Guarantee. The Guarantor hereby acknowledges the foregoing amendments to the Agreement and hereby expressly confirms that the guarantee provided by the Guarantor pursuant to Article 9 of the Agreement and the liability of the Guarantor thereunder remains in full force and effect notwithstanding the amendments to the Agreement made pursuant hereto.

     Exhibit D.  The word "Canadian" is added following the words
"Five-Year" in the first recital of Exhibit D.